INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Heilig-Meyers Company and MacSaver Financial Services, Inc. on Form S-3 of our report dated March 25, 1996, appearing in the Annual Report on Form 10-K of Heilig-Meyers Company and subsidiaries for the year ended February 29, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





DELOITTE & TOUCHE LLP
Richmond, Virginia
July 8, 1996





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